Exhibit 10.60

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement dated as of January 12, 2016 (this “Agreement”) is executed by and among Apollo Medical Holdings, Inc., a Delaware corporation (“Apollo”), Apollo Care Connect, Inc., a Delaware corporation and a wholly-owned subsidiary of Apollo (individually, “Acquisition” and together with Apollo, “Purchaser”), and Healarium, Inc., a Delaware corporation (“Seller” or “Healarium”).

RECITALS

WHEREAS, Purchaser wishes to acquire from Seller, and Seller wishes to sell to Purchaser, certain assets used in the population health services business; and

WHEREAS, Apollo has organized Acquisition as a wholly-owned subsidiary for the purpose of completing such purchase (the “Transaction”); and

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Assets (as defined in Section 1(a) below).

NOW THEREFORE, in consideration of the mutual promises of the parties, and in reliance on the representations, warranties, covenants and conditions contained herein, and for other good and valuable consideration, the parties hereto hereby agree as follows:

1.          Sale and Purchase of Assets.

a.           Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 3 below), Seller shall sell, convey, assign, transfer, set over and deliver to Purchaser, and Purchaser shall purchase and acquire all of Seller’s right, title and interest in and to the Assets, as defined on Schedule “I” attached hereto, the terms of which are incorporated herein by this reference, free and clear of any and all security interests, assignments, pledges, hypothecations, mortgages, liens (including environmental and tax liens), violations, charges, licenses, encumbrances, claims or potential claims of co-ownership or co-creation of Intellectual Property (as defined in Schedule “I”), other claims, reversions, reverters, preferential arrangements, restrictive covenants, conditions or restrictions of any kind, including any restrictions on the use, transfer, receipt of income or other exercise of any attributes of ownership (collectively, “Encumbrances”).

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b.           Excluded Assets. Notwithstanding anything to the contrary, the assets listed on Schedule “I” as being retained by Seller (collectively, the “Excluded Assets”) shall not be part of the Assets being sold by the Seller and purchased by the Purchaser hereunder; provided, however, that in the event that (i) Seller decides to sell the Excluded Assets, or any portion thereof, to a third party, or (ii) receives a bona fide offer from a third party to purchase the Excluded Assets, or any portion thereof, Seller shall first offer Purchaser a right of first refusal (a “ROFR”) to purchase such assets on such terms as the parties may agree as a result of good faith negotiations; provided, however, that such terms are as favorable as the offer received from such third party (if any). Upon receipt of notice from Seller (the “Seller ROFR Notice”), Purchaser shall have twenty (20) days (the “ROFR Notice Period”) to elect to purchase all (but not less than all) the assets offered in the Seller ROFR Notice by delivering written notice (the “Purchaser ROFR Notice”) to the Seller. If Purchaser does not deliver the Purchaser ROFR Notice during the ROFR Notice Period in accordance with this Section 1(b), Purchaser shall have been deemed to have waived all such rights to purchase the Excluded Assets under this this Section 1(b) and Seller shall be free to sell the Excluded Assets to the original third party without any further obligation to the Purchaser pursuant to this Section 1(b), provided further that such sale takes place within sixty (60) days following the end of the ROFR Notice Period. After such date, Purchaser’s ROFR pursuant to this Section 1(b) shall again apply.

c.           No Liabilities Assumed. Purchaser shall not assume or be responsible at any time for any liability, obligation, debt or other commitment of Seller, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, or otherwise, including but not limited to any liabilities, obligations, debts or commitments of Seller incident to, arising out of or incurred with respect to, this Agreement or the Assets conveyed and the Transaction contemplated hereby, including without limitation, any and all taxes (including bulk sales taxes, if any) arising out of the Transaction contemplated hereby (collectively, “Excluded Obligations”).

2.          Transaction.

a.           Subject to subsection (b) of this Section 2, the purchase price for the Assets (the “Purchase Price”), to be paid at the Closing, shall be as follows:

i.            Purchaser shall issue 275,000 duly issued and fully paid shares of the common stock of Apollo to Seller (the “Purchaser Closing Payment”); and

ii.         Seller shall pay Purchaser $200,000 (the “Seller Closing Payment”).

3.          Closing and Deliveries.

a.           The Closing. The closing of the Transaction (the “Closing”) shall take place at the offices of SEC Law Firm, 11693 San Vicente Boulevard, Suite 357, Los Angeles, California 90049, or at such other place, including pursuant to a “virtual Closing”, as the parties may agree, simultaneously with the execution and delivery of this Agreement. . The date of the Closing is referred to in this Agreement as the “Closing Date”.

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b.           Deliverables by Seller at the Closing. At or prior to the Closing, Seller shall deliver or cause to be delivered to Purchaser:

i.            A functional, operational software operating platform (the “Platform”) that has been tested by Core Value, Inc.;

ii.         duly executed Patent Assignments, substantially in the form attached hereto as Exhibit “A”, the terms of which are incorporated herein by this reference, with respect to each patent application listed on Schedule “I” (individually, a “Patent Application” and collectively, the “Patent Applications”) ;

iii.         a CD and/or access to Cloud Storage containing all sources codes used in connection with the Intellectual Property or other Assets, to the extent such exist;

iv.         a Bill of Sale, substantially in the form attached hereto as Exhibit “B”, the terms of which are incorporated herein by this reference, and/or such other instrument(s) of conveyance, assignment and transfer as Purchaser may reasonably request, in form and substance satisfactory to Purchaser, as shall be effective to transfer and assign to, and vest in, Purchaser, the Assets free and clear of any and all Liens;

v.           an Officer’s Certificate, duly executed on Seller’s behalf, as to whether each condition specified in this Agreement has been satisfied in all respects by Seller;

vi.         a certificate changing Seller’s corporate name to a name as determined by Seller but which names shall not include the words “Healarium” or any similar or derivative name(s) or variations thereof; and

viii.         The Seller Closing Payment, except that the Seller Closing Payment shall be received by Purchaser within three (3) business days following the Closing Date, which shall constitute timely delivery thereof.

c.           Deliverables by Purchaser at the Closing. At or prior to the Closing, Purchaser shall deliver or cause to be delivered to Seller:

i.            a stock certificate registered in the name of Seller, evidencing the Purchaser Closing Payment, except that the Purchase Closing Payment shall be received by Seller within three (3) business days following the Closing Date, which shall constitute timely delivery thereof; and

ii.         an Officer’s Certificate, duly executed on Purchaser’s behalf, as to whether each condition specified in this Agreement, been satisfied in all respects by Purchaser.

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d.           Third Party Consents. To the extent that either Seller's rights under any agreement, commitment, or other Asset being sold to and purchased by Purchaser hereunder may not be assigned by Seller without the consent (“Consent”) of another person or entity which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use best efforts to obtain any such required Consent as promptly as possible. If any such Consent is not obtained, or if any attempted assignment would be ineffective or would impair Purchaser’s rights under the Asset so that Purchaser would not in effect acquire the benefit of all such rights, Seller shall, to the maximum extent permitted by law and the Asset, act after the Closing as Purchaser’s agent in order to obtain for Purchaser the benefits thereunder and shall cooperate, to the maximum extent permitted by law, with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser.

e.           Seller’s Further Assurances. Seller from time to time at and after the Closing shall execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and shall take such other actions and execute and deliver such other documents, certificates and further assurances as Purchaser reasonably may request in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, the Assets.

f.            Failure to Deliver Deliverables On Time. Time is of the essence in respect of the delivery of each deliverable by each party pursuant to this Section 3. If one party fails to deliver any of its deliverables by the respective deadlines provided for in this Section 3 (the “Breaching Party”), the other party (the Non-Breaching Party”) shall have the right, at any time thereafter, in its sole and absolute discretion, by giving written notice to the Breaching Party, to rescind the Transaction in toto as its exclusive remedy for such breach. In such event, and irrespective of fault, the parties shall fully cooperate with each other to return, each to the other, every item of value each has received theretofore with respect to the Transaction, including without limitation, the Assets, the Purchaser Closing Payment and/or the Seller Closing Payment. The failure of any party to return the items provided for in the preceding sentence shall constitute a material breach of this Agreement by such party, whether such party is the Breaching Party or the Non-Breaching Party.

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4.          Representations and Warranties of Seller.

Seller represents and warrants to each of Apollo and Acquisition as follows:

a.           Organization, Standing and Corporate Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. Complete and correct copies of the charter documents of Seller have been delivered to Purchaser or its counsel.

b.           Authority; Enforceability; Effect of Agreement.

i.            Seller has full power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder and the other agreement, documents and instruments contemplated hereby. This Agreement has been duly authorized by all necessary corporate action of Seller, including, without limitation, the authorization and approval by its shareholders, if required by the Delaware General Corporation Law, and its Board of Directors . This Agreement has been duly executed and delivered by Seller and, assuming this Agreement is duly executed and delivered by Purchaser, constitutes a valid and legally binding obligation of Seller enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, or the availability of equitable remedies.

ii.         The execution and delivery by Seller of this Agreement do not, and compliance by Seller with the provisions of this Agreement will not, (a) conflict with or result in a breach or default under any of the terms, conditions or provisions of any contract to which Seller is a party or otherwise bound, or to which any property or asset of Seller is subject; (b) violate any law applicable to Seller; or (c) result in the creation or imposition of any claim, lien or Encumbrance on any asset of Seller, including the Assets.

c.           Assets. Seller has, and at the Closing Purchaser will convey to Seller, good, valid and marketable title to each of the Assets, free and clear of any claim, lien or Encumbrance of any kind.

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d.           Intellectual Property.

i.             Seller has not received any written notice of (or is aware of any) infringement or other written complaint to the effect that Seller or any of its Affiliates has violated or infringed the intellectual property or any other proprietary rights of others. Seller owns each item of Intellectual Property free and clear of all claims, liens and Encumbrances. Neither Seller nor any of its Affiliates has wrongfully exploited any Intellectual Property owned or licensed by any person for which Seller could suffer any damages, and neither Seller nor any person employed by or Affiliated with Seller has violated any confidential relationship which such person may have had with any third party for which Seller could suffer any damages. Seller has full right and authority to utilize the Intellectual Property. No royalties, honoraria, damages or fees are payable by Seller or any of its Affiliates to other persons by reason of the ownership or use of the Intellectual Property. No Affiliate of Seller owns or holds, directly or indirectly, any interests in the Intellectual Property. To Seller’s best knowledge, no person has interfered with, infringed upon, misappropriated, or otherwise violated any intellectual property right of Seller. Seller (i) owns or has the right to use all Intellectual Property and Licensed Technology used in or necessary for the conduct of the business of Seller without, to Seller's best knowledge, infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing and (ii) is not obligated or under any liability to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property. For all purposes of this Agreement, the term “Affiliate” means a person controlling, controlled by, or under common control with, another person.

ii.            The Patent Applications consist of the entire right, title and interest in and to said invention or inventions, as described in the applications for the patents filed with the United States Patent and Trademark Office; and in and to any application filed in any foreign country based thereon, including the right to file foreign applications under the provisions of the any international law or treaty; also the entire right, title and interest in and to any and all patents or reissues or extensions thereof to be obtained in this or any foreign country upon said invention or inventions and any divisional, continuation, continuation-in-part or substitute applications which may be filed upon said invention or inventions in the or any foreign country. Seller has abandoned prosecution of the patents and has made no other attempts to prosecute the patents, including without limitation any derivative intellectual property, anywhere in the world.

e.            Licensed Technology. All Licensed Technology (as defined in Schedule “I”) has been duly licensed by Seller from the third party owner thereof, and Seller’s use of each item of Licensed Technology is authorized. To Seller’s best knowledge, no person has interfered with, infringed upon, misappropriated, or otherwise violated any intellectual property right of the owner(s) of such Licensed Technology.

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f.            Litigation and Proceedings. There is no pending or, to the best knowledge of Seller, threatened action or proceeding (or basis for any action or proceeding), to which Seller is a party or involving any of the Assets or which could materially affect Seller’s ability to execute and deliver this Agreement or to perform each of its obligations contemplated hereby. Seller is not subject to any judgment, order, writ, injunction, decree or regulatory directive or agreement preventing them from executing, delivering and performing its obligations under this Agreement and the other agreements, documents and instruments contemplated hereby.

g.            Compliance with Laws. Seller and its predecessors and Affiliates have complied with all applicable laws applicable to them in the ownership and use of the Assets, and no action is pending or, to the best knowledge of Seller, threatened (and there is no basis therefor) against any of them alleging any failure to so comply.

h.            Creditor Issues. The sale of Assets to the Purchaser is not being made with the intent to hinder, delay or defraud any creditor of Seller. Seller believes, in good faith, that it is receiving reasonably equivalent value in exchange for the transfer of the Assets. Seller is not insolvent nor will become insolvent as a result of the Transaction.

i.            No Conflicts; No Consents Required. There are no approvals, authorizations, Consents, orders or other actions of, or filings with, any person, entity (governmental or otherwise) or organization that are required to be obtained or made by Seller in connection with the execution of, and the consummation of the Transactions contemplated under, this Agreement, including, without limitation, the effective transfer to Purchaser of the Assets. The execution, delivery and performance of this Agreement and the Transaction contemplated hereby by Seller does not, and will not (with or without the giving of notice or the passage of time, or both), violate, conflict with, result in a breach or default under, give rise to any rights of acceleration, modification, termination or cancellation of, result in the creation of any claim, lien or Encumbrance pursuant to, or require any notice or consent under the charter or bylaws of Seller, or any mortgage, indenture, instrument, agreement, understanding or commitment of any kind, or any law, regulation, rule, order, judgment or decree, to which Seller is a party or by which Seller is bound or affected, other than such notices and consents which have been given or obtained. No authorization, permit, approval or consent of, and no registration or filing with any governmental or regulatory authority is required in connection with the execution, delivery and performance by Seller of the sale and transfer of Assets to Purchaser.

j.            Material Misstatements and Omissions. No representations and warranties by Seller in this Agreement contains any untrue statement of material fact or, to the knowledge of Seller, omits to state any material fact to make the statements made therein, in light of the circumstances under which they were made, misleading.

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k.          Securities Representations.

(i)          Investment Intent. Healarium is acquiring the shares of Apollo’s common stock being issued to it as the Purchaser Closing Payment (the “Securities”), for investment as principal for its own account, not as nominee or agent, and not with a view to, or for resale of any part thereof in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, (the “Securities Act”) or applicable state securities laws, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or applicable state securities law.

(ii)          Knowledge and Experience. Healarium, either alone or together with its representatives, (A) has such knowledge and experience in financial and business matters generally and about Apollo specifically as to be capable of evaluating the merits and risks of the Securities; and (B) has the ability to bear the economic risk of holding the Securities, including the complete loss of its investment therein.

(iii)        Access to Information. Healarium acknowledges that it has had the opportunity to review Apollo’s periodic reports and other filings made from time to time with the Commission and has been afforded (A) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Apollo concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (B) access to information about Apollo, including its subsidiaries and consolidated Affiliates, and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (C) the opportunity to obtain such additional information that Healarium possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to an investment in the Securities. Healarium has had the opportunity to seek such accounting, legal and tax advice, at its own expense, as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(iv)        No Governmental Review. Healarium understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(v)          No Solicitation. Healarium has not been offered the Securities, or any part thereof, by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media. Healarium became interested in Apollo’s Securities through means other than Apollo’s Registration Statement on Form S-1, including any amendment thereto (collectively, the “S-1”) filed with the Commission, was not identified, contacted or solicited through the marketing of the S-1, and did not independently contact Apollo as a result of any solicitation in connection with the S-1.

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(vi)        Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, Healarium has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with Healarium, executed any purchases or sales, including short sales, of any of Apollo’s securities during the period commencing as of the time that Healarium and Apollo first entered into the Non-Disclosure Agreement (as defined in Section 6(a)(i)) through and including the Closing Date. Other than to its professional advisors, Healarium has maintained the confidentiality of all disclosures made to it in connection with this transaction.

(vii)       Securities Not Registered. Healarium understands and acknowledges that the Securities issued to it by Apollo pursuant to this Agreement will not be registered under the Securities Act or qualified under any state securities laws on the basis that the offering and sale of the Securities contemplated by this Agreement are exempt from registration under the Securities Act and exempt from qualification under applicable state securities laws, and that Apollo’s reliance upon such exemptions is predicated, in part, upon Healarium's representations set forth in this Section 4(k). Healarium understands that the Securities are “restricted securities”, and have not been, are not being, and Healarium expects will not be, registered under the Securities Act or any applicable state securities laws. Healarium acknowledges and understands that the resale of the Securities may be restricted indefinitely unless the Securities are subsequently registered under the Securities Act and qualified under applicable state securities laws, or an exemption from such registration and such qualification is available. Healarium understands and acknowledges that it does not have registration rights with respect to the Securities and Apollo has no present intention of registering the Securities. Healarium further understands and acknowledges that any sale of the Securities made in reliance on Rule 144 under the Securities Act will be subject to the requirements of Rule 144(i) because Apollo was previously an issuer described in paragraph (i)(1)(i) of Rule 144.

(viii)      Legend. Healarium understands that the certificate evidencing the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities by Apollo’s transfer agent):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED FOR SALE UNDER ANY STATE SECURITIES LAWS (COLLECTIVELY, “SECURITIES LAWS”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION FOR SALE UNDER ALL APPLICABLE SECURITIES LAWS, OR UNLESS, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, ANY SUCH OFFER, SALE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH SECURITIES LAWS.”

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5.           Representations and Warranties of Purchaser.

Apollo and Acquisition, jointly and severally, represent and warrant to Seller as follows:

a.           Organization, Standing and Corporate Power. Each of Apollo and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the state of its respective incorporation and has all requisite power and authority to own, lease and operate its respective properties and assets and to carry on its respective business as now being conducted. Acquisition is a wholly-owned subsidiary of Apollo.

b.           Authority; Enforceability; Effect of Agreement.

i.            Each of Apollo and Acquisition has full power and authority to enter into, execute and deliver this Agreement and perform its respective obligations hereunder. This Agreement has been duly authorized by all necessary action of Apollo and Acquisition. This Agreement has been duly executed and delivered by Apollo and Acquisition and constitutes a valid and legally binding obligation of each of them and is enforceable against each of them in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, or the availability of equitable remedies.

ii.         The execution and delivery by the Apollo and Acquisition of this Agreement do not, and compliance by Apollo and Acquisition with the provisions hereof will not, (a) conflict with or result in a breach or default under any of the terms, conditions or provisions of any contract to which Apollo or Acquisition is a party or otherwise bound, or to which any of the respective assets or properties of Apollo or Acquisition are subject; or (b) violate any law applicable to Apollo or Acquisition; or (c) result in the creation or imposition of any lien on any of the respective assets of Apollo or Acquisition.

c.           Reports. Apollo has timely filed or furnished all reports (“Apollo Reports”) required to be filed by it with the Securities and Exchange Commission (the “Commission”), all of which have complied as of their respective filing dates in all material respects with all then applicable requirements of the Securities Exchange Act of 1934, as amended. None of the Apollo Reports, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the Staff of the Commission with respect to any of the Apollo Reports.

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6. Further Agreements of the Parties.

a.           Confidentiality.

i.            The Parties acknowledge that Seller and Purchaser have previously entered into that certain Mutual Non-Disclosure Agreement dated December 15, 2015 (the “Non-Disclosure Agreement”), a copy of which is attached hereto as Exhibit “C”, and the terms of which are incorporated herein by this reference. The terms of the Non-Disclosure Agreement shall survive the termination of this Agreement and the Closing hereunder.

ii.            No party shall be entitled, without the prior approval of the other parties, to issue any press release or other public disclosure with respect to the Transaction; except that Apollo shall make such disclosures, without the consent of the other parties, as Purchaser, or its counsel, determine are necessary to comply with Federal securities laws, the Rules and Regulations of the Commission and the requirements of any exchange on which any of its securities are listed or quoted.

b.            Expenses. Except as otherwise expressly provided in this Agreement, Seller, on the one hand, and Purchaser, on the other hand, will each bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

c.            Further Assurances. Each party agrees, without further consideration, from time to time after the Closing to (i) execute and deliver further instruments of transfer, assumption and assignment and take such other actions as the other party may reasonably require to transfer, assign to and vest in Purchaser the Assets, including; (ii) cooperate with and provide assistance to the other party in transferring possession of the Assets to Purchaser and (iii) do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every further reasonable act, deed, conveyance, transfer and assurance necessary to assure their compliance with the terms, provisions, purposes and intents of this Agreement and the effectiveness of the rights, benefits and remedies provided for hereby; it being understood that no party shall be required to expend money, commence any litigation or offer or grant any accommodation (financial or otherwise) to any Third Party in connection with this Section 6(c).

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d.           No Brokers. The Parties represent and warrant to each other that no brokers were used in connection with this Agreement and the Transaction contemplated herein, and no amount is due or owing to any such person.

e.           Purchase Price Allocation. The Parties agree to allocate the Purchase Price or other payments made hereunder by mutual agreement based on the fair market values of the assets transferred. Each Party agrees that it will not take any position for purposes of computing federal or state income tax or franchise taxes that is inconsistent with the agreed upon allocations, unless such allocations are determined, in good faith, to be violative of federal, state or local law. If any Party fails to comply with this Section 6(e), such Party shall be liable for all taxes, legal and accounting fees, and other expenses actually incurred by the other Party as a consequence of such failure.

f.            Technical Assistance. For a period of six (6) months following the Closing Date, Seller shall make available to Purchaser, upon request, any then current employee, or use commercially reasonable effort to make available to Purchaser any independent contractor, of Seller for the purpose of providing technical assistance with respect to the Assets.

g.           CareHere Agreement. Notwithstanding anything to the contrary provided herein, Apollo and Purchaser will allow Seller to perform its obligations under that certain Software License & Services Agreement by and between Seller and CareHere, LLC entered into June 23, 2011, and all amendments and exhibits thereto (collectively, the “CareHere Agreement”), until the CareHere Agreement expires under its terms.

h.           Covenant Not to Compete. In connection with Seller’s sale of the Assets to Purchaser, and as further consideration for Purchaser’s purchase of the Assets, which Assets constitute substantially all of Seller’s assets in the operation of the population health service business, Purchaser Seller agrees that for a period of two (2) years commencing on the Closing Date, neither it nor its Affiliates shall, acting individually or as the director, officer, partner, employee or consultant of any entity, directly or indirectly, engage in, operate or control a business in the population health services business anywhere in the United States, including its territories and commonwealths. The parties agree and acknowledge that this provision is necessary and appropriate to protect the interests of Purchaser and but for this provision Purchaser would not agree to purchase the Assets. In the event that it is determined in a proceeding brought pursuant to this Agreement that this covenant is not enforceable in its entirety, this Section 6(h) shall be modified by amending or striking one or more words to allow for the maximum application of this covenant in favor of Purchaser without eliminating this Section 6(h) in its entirety.

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i.            Contracts. Seller shall deliver to Purchaser a copy of any Contract in Seller’s possession at the request of Purchaser.

7.          Survival of Representations and Warranties; Indemnification.

a.           Survival of Representations and Warranties. All representations and warranties made in this Agreement or made in any document delivered pursuant to this Agreement by or on behalf of any Party shall survive the execution and delivery of this Agreement and the Closing, regardless of notice of or any investigation or right of investigation made prior to or after the date of this Agreement by or on behalf of any party, and shall terminate and expire two (2) years following the Closing Date (the “Survival Date”), after which date they shall be of no further force or effect. No claim for a breach of any representation or warranties made in this Agreement may be brought after the Survival Date, except for a claim for which a written notice, reasonably detailing the basis therefor, shall have been delivered to the breaching party prior to the Survival Date; provided, that the Survival Date shall not apply to any covenant or obligation of a party to be performed following Closing pursuant to the express terms hereof.

b.           Indemnification By Seller. Seller shall indemnify, save and hold harmless Apollo and Acquisition, and each of their respective officers, directors, employees, agents and Affiliates, and each of their successors and assigns (individually, a “Purchaser Indemnified Party” and collectively, the “Purchaser Indemnified Parties”) from and against any and all costs, losses, claims, liabilities, fines, penalties, consequential damages (other than lost profits), and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) (“Damages”) incurred in connection with, arising out of, resulting from or incident to:

i.            any material breach of, or any inaccuracy in any of, the representations or warranties made by Seller in this Agreement, any exhibit or schedule to this Agreement or any certificate, instrument or writing delivered in connection with this Agreement or in connection with any exhibit or schedule to this Agreement;

ii.         any default in any agreements made by Seller in this Agreement, any exhibit or schedule to this Agreement or any certificate, instrument or writing delivered in connection with this Agreement or in connection with any exhibit or schedule to this Agreement; or

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iii.         any action, compromise, settlement, assessment or judgment arising out of or incidental to any of the matters indemnified against in this section; provided, however, that Seller shall be obligated to indemnify a Purchaser Indemnified Party and hold it or him harmless under this section with respect to any settlement of a claim to which Seller has not consented, which consent shall not unreasonably be withheld, conditioned or delayed to the extent that such settlement does not impose on Seller any obligation other than the indemnification obligations set forth herein. If, by reason of the claim of any third person relating to any of the matters subject to indemnification under this section, a lien, attachment, garnishment or execution is placed upon any of the property or assets of any Purchaser Indemnified Party, Seller shall also, promptly upon demand, furnish an indemnity bond (in an amount not exceeding Seller’s then remaining indemnification obligations thereunder) satisfactory to the Purchaser Indemnified Party to obtain the prompt release of such lien, attachment, garnishment or execution.

c.           Indemnification by Purchaser. Apollo and Acquisition shall, jointly and severally, indemnify, save and hold harmless Seller and its officers, directors, employees, agents and Affiliates, and each of their successors and assigns (individually, a “Seller Indemnified Party” and collectively, the “Seller Indemnified Parties”) from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to:

i.            any material breach of, or any inaccuracy in any of, the representations or warranties made by Apollo or Acquisition in this Agreement, any exhibit or schedule to this Agreement or any certificate, instrument or writing delivered in connection with this Agreement or in connection with any exhibit or schedule to this Agreement;

ii.         any default in any agreements made by Apollo or Acquisition in this Agreement, any exhibit or schedule to this Agreement or any certificate, instrument or writing delivered in connection with this Agreement or in connection with any exhibit or schedule to this Agreement; or

iii.         any action, compromise, settlement, assessment or judgment arising out of or incidental to any of the matters indemnified against in this section; provided, however, that neither Apollo nor Acquisition shall be obligated to indemnify a Seller Indemnified Party and hold it or him harmless under this section with respect to any settlement of a claim to which Apollo or Acquisition has not consented, which consent shall not unreasonably be withheld, conditioned or delayed to the extent that such settlement does not impose on Purchaser any obligation other than the indemnification obligations set forth herein. If, by reason of the claim of any third person relating to any of the matters subject to indemnification under this section, a lien, attachment, garnishment or execution is placed upon any of the property or assets of any Seller Indemnified Party, Apollo or Acquisition shall also, promptly upon demand, furnish an indemnity bond (in an amount not exceeding Purchaser’s then remaining indemnification obligations thereunder) satisfactory to the Seller Indemnified Party to obtain the prompt release of such lien, attachment, garnishment or execution.

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d.           Notice of Claim. If a claim for Damages (a “Claim”) is to be made by a party entitled to indemnification hereunder (an “Indemnified Party”) against the indemnifying party (the “Indemnifying Party”), the Indemnified Party shall give written notice (a “Claim Notice”) to the Indemnifying Party, which notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a “Third Party Claim”) or whether the Claim does not so arise (a “Direct Claim”), and shall also specify (to the extent that the information is available) the factual basis for the Claim and the amount of the Damages, if known. If the Claim is a Third Party Claim, the Indemnified Party shall provide the Claim Notice as soon as practicable after such party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this section. If any lawsuit or enforcement action is filed against any Indemnified Party, written notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within 15 calendar days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party has been damaged by such failure.

e.           Direct Claims. With respect to any Direct Claim, following receipt of the Claim Notice from the Indemnified Party, the Indemnifying Party shall have 30 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party sufficient information to substantiate the Claim, together with all such other non-privileged information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such 30-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim. If the parties have not so agreed to the validity and/or amount of the Claim, then the parties shall proceed in the manner set forth in the following sentence. If the Closing shall have occurred under this Agreement, the matter shall be resolved pursuant to the arbitration provisions contained in Section 9(i); and if the Closing shall not have occurred under this Agreement, the Indemnified Party may bring an action against the Indemnifying Party in any court located in Los Angeles County, California.

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f.            Third Party Claims. With respect to a Third Party Claim, if after receipt of the Claim Notice the Indemnifying Party acknowledges in writing to the Indemnified Party that the Indemnifying Party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, the Indemnifying Party shall be entitled, if it so elects at its own cost, risk and expense, (A) to take control of the defense and investigation of such lawsuit or action, (B) to employ and engage attorneys of its own choice, but, in any event, reasonably acceptable to the Indemnified Party, to handle and defend the same unless the named parties to such action or proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, in which event the Indemnified Party shall be entitled, at the Indemnifying Party’s cost, risk and expense, to separate counsel of its own choosing, and (C) to compromise or settle such lawsuit or action, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld.

If the Indemnifying Party fails to assume the defense of such Claim within 30 calendar days after receipt of the Claim Notice, the indemnified party against which such Claim has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party’s cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party. If the Indemnified Party assumes the defense of the Claim, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 7(f) and for any final judgment (subject to any right of appeal) and the Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any Damages by reason of such settlement or judgment. If there is a dispute as to the indemnification obligations of any party under this Section 7(f), then the parties shall proceed in the manner set forth in the following sentence. If the Closing shall have occurred under this Agreement, the matter shall be resolved pursuant to the arbitration provisions contained in Section 9(i); and if the Closing shall not have occurred under this Agreement, the Indemnified Party may bring an action against the Indemnifying Party in any court located in Los Angeles County, California

g.           Limitation on Indemnification. Notwithstanding anything contained herein to the contrary,

(i) in no event shall the aggregate amount of the indemnifiable Losses for which Seller shall be liable pursuant to Section 7(b), or Purchaser shall be liable pursuant to Section 7(c), exceed the fair market value on the Closing Date of the Purchaser Closing Payment; and

(ii) all indemnifiable Losses shall be calculated net of the amount of any actual recoveries by an Indemnified Party under applicable insurance policies (calculated net of any actual collection costs and reserves, expenses, deductibles or premium adjustments or retrospectively rated premiums incurred or paid to procure such recoveries).

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h.           Remedies Cumulative. The foregoing indemnification provisions are in addition to, and not in derogation of, any remedy at law or in equity that any Party may have with respect to this Agreement and the transactions contemplated hereby.

8.          Taxes.

a.           Payment of Taxes, Filing of Returns. Seller shall remain liable for the filing of all tax returns and reports and for the payment of all foreign, federal, state and local taxes of either Seller relating to the operation of the business of Seller or to the Assets for any period ending on or prior to the Closing Date, and for the payment of all taxes attributable to or relating to the consummation of the Transaction contemplated herein and shall indemnify and hold each of Apollo and Acquisition harmless from and against all liability in connection therewith.

b.           Income, Sales and Other Taxes. Seller shall bear all responsibility for income, sales, use, value added or other similar taxes, if any, arising out of the consummation of the Transaction herein provided for and shall be liable for the filing of all necessary tax returns and reports with respect to such taxes.

9.          Miscellaneous.

a.           Notices. All notices, requests, demands and other communications (a “Notice”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission, electronic transmission (the last two of which must be confirmed) or by United States first class, registered or certified mail, postage prepaid, to the following addresses:

To:	Apollo Medical Holdings, Inc.

or Apollo Acquisition Corporation

700 North Brand Blvd., Suite 1400

Glendale, California 91203

Tel: (818) 396-8050

Fax: (818) 844-3886

Attention: Warren Hosseinion, M.D.

with a copy to:

SEC Law Firm

11693 San Vicente Boulevard

Suite 357

Los Angeles, California 90049

Tel: (310) 557-3059

Fax: (310) 388-1320

Attention: Lance Jon Kimmel, Esq.

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To:	Healarium, Inc.

239 Dawson Road

Hillsdale, NY 12529

Attention: Oded Levy

Tel: (917) 545-4046

Fax: ________________

Attention: Oded Levy

with a copy to:

Pepper Hamilton LLP

Hercules Plaza, Suite 5100 |

1313 N. Market Street

Wilmington, Delaware 19801

Attention: Ben Strauss, Esq.

Any Notice, other than a Notice sent by overnight courier mail, shall be effective when received; a Notice sent by overnight courier, shall be effective on the delivery date. Any party may from time to time change its address for further Notices hereunder by giving notice to the other parties in the manner prescribed in this Section 9.

b.           Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and supersedes any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement.

c.           Assignment. No party may assign this Agreement, and any attempted or purported assignment or any delegation of any party’s duties or obligations arising under this Agreement to any third party or entity shall be deemed to be null and void, and shall constitute a material breach by such party of its duties and obligations under this Agreement; provided that Apollo may assign its rights to purchase all or any portion of the Assets to any wholly-owned subsidiary presently existing or to be formed, whether such subsidiary is established under the laws of any State or outside the United States; provided further that Apollo shall remain responsible for its obligations set forth in this Agreement and the Transaction Documents. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon each of the parties and their respective successors and permitted assigns. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties any legal or equitable right, remedy or Claim under or with respect to this Agreement or any provision of this Agreement.

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d.           Waiver and Amendment. No provision of this Agreement may be waived unless in writing signed by all the parties to this Agreement, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision.  This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement.

e.           Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

f.            Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

g.           Governing Law. This Agreement has been made and entered into in the State of Delaware and shall be construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

h.           Costs and Attorneys’ Fees. If any action, suit, arbitration or other proceeding is instituted to remedy, prevent or obtain relief from a default in the performance by any party to this Agreement of its obligations under this Agreement, the prevailing party shall recover all of such party’s attorneys’ fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom.  As used in this Section 9(h), attorneys’ fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to “reasonable attorneys’ fees” as defined in any statute or rule of court.

i.            Dispute Resolution.

Except for specific performance and other equitable relief provided for in this Agreement, if any controversy or claim arising out of this Agreement cannot be settled by the parties, the controversy or claim shall be submitted to and settled by arbitration as hereinafter provided. The parties shall endeavor to agree upon a single arbitrator (the “Arbitrator”) who shall be a retired judge provided by JAMS or equivalent organization (the “Provider”) and who shall then try all issues, whether of fact or law, and report a finding or judgment thereon. If the parties are unable to agree upon the Arbitrator, each party shall provide the names of five retired judges from the Provider; then each party shall choose one of the names from the list proposed by the other, and from those two names the Arbitrator shall be selected by the flip of a coin. Prior to commencement of the arbitration proceedings, the Arbitrator shall make a full disclosure to the parties of any prior engagement by any of the parties, or their attorneys or law firms. Any such prior engagement shall be grounds for disqualification of the Arbitrator, and upon any such disqualification a substitute Arbitrator shall be selected as provided herein. The arbitration proceedings shall be governed by the following:

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i.           all hearings and other proceedings shall be in Los Angeles County, California unless the parties shall mutually agree in writing to an alternative location;

ii.          the Arbitrator shall follow and apply Delaware law;

iii.         the California Rules of Evidence shall apply to all proceedings;

iv.        discovery shall be limited to two depositions for each party and document production as allowed at the discretion of the Arbitrator within the rules of Section 1283.05 of the California Code of Civil Procedure;

v.         the time for rendering a decision after hearing shall be in accordance with the published practices of the Provider;

vi.        provisional remedies shall be available to the parties to the arbitration in accordance with Section 1281.8 of the California Code of Civil Procedure;

vii        the parties to the proceedings shall initially bear the arbitration fees equally; provided, however, the prevailing party shall be entitled to recover its contribution for such fees as an item of recoverable costs in addition to all other costs; and

viii.      the prevailing party may bring an action to confirm the arbitration award in any court located in Los Angeles County, California.

j.            Rights Cumulative. No right granted to the parties under this Agreement on default or breach is intended to be in full or complete satisfaction of any damages arising out of such default or breach, and each and every right under this Agreement, or under any other document or instrument delivered hereunder, or allowed by law or equity, shall be cumulative and may be exercised from time to time.

k.          Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

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l.            Force Majeure. If any party to this Agreement is delayed in the performance of any of its obligations under this Agreement or is prevented from performing any such obligations due to causes or events beyond its control, including, without limitation, acts of God, fire, flood, war, terrorism, earthquake, strike or other labor problem, injunction or other legal restraint, present or future law, governmental order, rule or regulation, then such delay or nonperformance shall be excused and the time for performance thereof shall be extended to include the period of such delay or nonperformance.

m.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first set forth above.

APOLLO MEDICAL HOLDINGS, INC.

/s/ Warren Hosseinion
By: Warren Hosseinion, M.D.
Title: Chief Executive Officer

APOLLO CARE CONNECT, INC.

/s/ Gary Augusta
By: Gary Augusta
Title: Chief Executive Officer

HEALARIUM, INC.

/s/ Oded Levy
By: Oded Levy
Title: President

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Schedule “I”

Assets

For purposes of this Agreement, the term:

1.      “Assets” shall mean (i) Patent Applications, (ii) Intellectual Property, and (iii) any other assets of Seller currently used by Seller in connection with the Intellectual Property and not specifically listed below as Excluded Assets.

2.      “Patent Applications” shall mean:

•           U.S. Provisional Patent Application No. 61/094986 and No. 61/138,177 filed Sept 8th, 2008 and Dec 17th, 2008 respectively.

•           Israel patent application reference 6589 including related documents provided to seller during diligence:

•           6589 as FILED, Specification, April 13th 2015 and May 20th 2015 patent amendment

3.      “Intellectual Property” shall mean:

•	The source code underlying the platform which was developed by Seller under that certain Verizon Master Service Agreement ( MA-003313-2011) made as of Jan 13, 2002 and Jan 5, 2002 by and between Verizon and Healarium ()the “Verizon Agreement”), and all Seller’s rights related thereto

•	All trademarks, trade names, service marks and copyrights, whether registered or not, used in Seller’s business as presently conducted, including without limitation:

•           Healthies trademark Reg. No. 4100054 registered on 02/14/2012.

•           Healarium LOGO Reg No 4236649 registered on 11/06/2012.

•	all proprietary knowledge, trade secrets, confidential information, computer software and licenses, formulae, source code, source documentation, training material, installation documentation, designs and drawings, quality control data, processes (whether secret or not), methods, inventions and other similar know-how or rights relating to or arising out of the Intellectual Property, including without limitation:

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1.     Web server source

2.     Android & iOS client’s sources;

3.     BI (SSRS - reporting, SSIS - integration (etl), SSAS - analysis (cubes)) sources;

4.     BI databases: STG & DWH

5.     Demo database version 3.0.1

6.     Development database version 3.2.2

7.     Drupal sources

8.     Configuration documentations,

9.     Test Cases,

10.  Environments Access

11.  Issue Tracking system access

12. Verizon Master Services Agreement to include:

- Personal Health Assistant – Web Client

- Personal Health Assistant – Smartphone Client

- Supervision Assistant

- Executive Assistant

- Admin

•	Records (as defined in Section 3(b)(x) herein);

•	The names “Healarium”, and any similar or derivative name(s) or variations thereof;

•	All web sites and URLs used in Seller’s business as present conducted, including without limitation:

•          www.healarium.com

•	All Seller’s technology documentation related to Intellectual Property including, but not limited to:

•	Healarium Reference Guide 2.0 through 3.2
•	Healarium Open Source Components 3.0
•	Healarium PHA Administrative Guide 3.2

4.      “Licensed Technology”, means:

•	All third-party licensed software (“Licensed Software”) used in Seller’s business as presently conducted, including without limitation:

•          Microsoft _SQL Server

•          Panorama

•          Microsoft Excel

•          Oracle

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•          Python

•          Django

•          Linux

•          IIS

•          Apache

•          Microsoft OLAP Cube

•          Web Client Technology – HTML5, CSS, JavaScript

•          Other related 3rd party development software used in delivery of Healarium operating platform including all components within Verizon Master Services Agreement

5.      “Contracts” means:

•	all license, sales, service and similar agreements to which Seller is presently a party, including without limitation:

•          Verizon Master Service Agreement ( MA-003313-2011) made as of Jan 13, 2002 and Jan 5, 2002 by and between Verizon and Healarium, which agreement expired in January 2015 and was not renewed;

•          Care Here Customer Agreement between Care Here and Healarium; including

•	June 23rd, 2011 Signed Care Here Agreement

•	First Amendment to Care Here

•	Any other Care Here agreements

•	All confidentiality, non-disclosure, mutual non-disclosure or similar agreements to which Seller is a party, including without limitation:

•	Nondisclosure Agreements from:

▪	Clemson, Child Health Corp of America, UAB, ASCOM, Care Here, Mayo Clinic, MSK, Lumeris, Henry Schein

6.      All other operational assets other than Excluded Assets. “Excluded Assets” means the following assets of Seller:

•	The Mayo Clinic Research Shows Cardiac Rehab Patient Who Use Smartphone App Recover Better

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•	The Application of Self-Monitoring of Cardiovascular Risks, to the extent that such asset has been funded by the BIRD Foundation;

•	The shares of Healarium Israel Ltd.; and

•	Other non-operational assets of Seller or Healarium Israel Ltd.

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Exhibit “A”

FORM OF

PATENT APPLICATION ASSIGNMENT

Healarium, Inc. (“Assignor”) is owner of Method and System for Analyzing Health Related Data of Patients (the “Invention”), as described in the U.S. Patent Application with U.S. Patent and Trademark Office (“USPTO”) Serial Number 61/094986, filed on September 8, 2008 (the “Patent Application”). Pursuant to that certain Asset Purchase Agreement dated January 12, 2016 by and among Apollo Medical Holdings, Inc., a Delaware corporation, Apollo Care Connect, Inc., a Delaware corporation and a wholly-owned subsidiary of Apollo (“Assignee”), and Assignor, Assignee desires to acquire all rights in and to the Patent Application and the patent that may be issued in connection therewith (the “Patent”), and all reexaminations, reissues or extensions that may be granted in connection therewith.

Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns to Assignee and its successors and assigns, all of Assignor’s right, title, and interest in and to the Invention and Patent Application (as well as such rights in any divisions, continuations in whole or part or substitute applications) for the entire term of the issued Patent and all reexaminations, reissues or extensions that may be granted in connection therewith, and for the entire respective terms of any and all foreign patents that may issue from foreign applications (as well as divisions, continuations in whole or part or substitute applications) filed claiming the benefit of the Patent Application.

Assignor authorizes the USPTO and requests the Commissioner of Patents of the United States to record this assignment of all right, title and interest in the Patent to Assignee, and to issue any Patents resulting from the Patent Application to Assignee. This right, title and interest is to be held and enjoyed by Assignee and its successors and assigns as fully and exclusively as it would have been held and enjoyed by Assignor had this assignment not been made.

Assignor further agrees to: (a) cooperate fully with Assignee in the prosecution of the Patent Application and foreign counterparts; (b) execute, verify, acknowledge and deliver all such further papers, including patent applications and instruments of transfer as Assignee may reasonably request; and (c) perform such other acts as Assignee lawfully may request to obtain or maintain the Patent for the invention in any and all countries.

Date: January 12, 2016	HEALARIUM, INC. (“Assignor”)

By	/s/ Oded Levy
Oded Levy
Title:	President

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Exhibit “B”

GENERAL CONVEYANCE, BILL OF SALE AND ASSIGNMENT AGREEMENT

This GENERAL CONVEYANCE, BILL OF SALE AND ASSIGNMENT AGREEMENT dated as of January 12, 2016 is executed and delivered by Healarium, Inc. a Delaware corporation (“Seller”) to Apollo Medical Holdings, Inc., a Delaware corporation (“Apollo”) and Apollo Care Connect, Inc., a Delaware corporation (individually, “Acquisition” and collectively with Apollo, “Purchaser”).

WITNESSETH:

WHEREAS, Seller and Purchaser are parties to that certain Asset Purchase Agreement dated as of January 12, 2016 (the “Asset Purchase Agreement”), pursuant to which, among other things, Seller has agreed to sell and transfer, and Purchaser has agreed to purchase and accept, the Assets (as defined in the Asset Purchase Agreement; and

WHEREAS, it is a condition to the Closing (as defined in the Asset Purchase Agreement) that Sellers enters into this Bill of Sale to sell and transfer to Purchaser the Assets;

WHEREAS, pursuant to the Asset Purchase Agreement, the Seller has agreed to sell, transfer, convey, assign and deliver to Purchaser the Assets.

NOW, THEREFORE, in consideration of the payment by the Parties to each other of the Purchase Price (as defined in the Asset Purchase Agreement) and in further consideration of the mutual covenants and agreements contained in the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees as follows:

1.          Seller hereby sells, transfers, conveys, assigns and delivers to Purchaser and their respective successors and assigns, all right, title and interest in and to the Assets, free and clear of any and all liens, claims and Encumbrances (as defined in the Asset Purchase Agreement), to have and to hold, all and singular, for Purchaser’s and its successors’ and assigns’ own use forever.

2.          Seller hereby agree to execute and deliver on and after the date hereof such other instruments or documents and to take such additional actions as may be reasonably requested by the other in order to effect or complete the transfers contemplated hereby. Each party hereby agrees on demand to make, execute, acknowledge and deliver any and all further documents and instruments, and to do and cause to be done all such further acts, reasonably requested by the other party to evidence and/or in any manner to perfect the transfers and assignment to Purchaser of the Assets contemplated hereby.

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3.           This Bill of Sale is intended to evidence the consummation of the sale and transfer by the Seller to the Purchaser of the Assets, all as contemplated by the Asset Purchase Agreement. The Seller, by its execution of this Bill of Sale, and the Purchaser, by their acceptance of this Bill of Sale, each hereby acknowledges and agrees that the remedies of any party under the Asset Purchase Agreement shall not be deemed to be enlarged, modified or altered in any way by this Bill of Sale. Any inconsistencies or ambiguities between this Bill of Sale and the Asset Purchase Agreement shall be resolved in favor of the Asset Purchase Agreement.

4.           This Bill of Sale shall inure to the benefit of and is binding upon the respective successors and assigns of the Seller and Purchaser.

5.           This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles thereof.

IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be executed and delivered by their duly authorized representatives effective as of the date first written above.

HEALARIUM, INC., as Seller

By:	/s/ Oded Levy
Oded Levy
Title:	President

AGREED AND ACCEPTED:

APOLLO MEDICAL HOLDINGS, INC., as Purchaser

By:	/s/ Warren Hosseinion
Warren Hosseinion
Title:	Chief Executive Officer

APOLLO CARE CONNECT, INC., as Buyer

By:	/s/ Gary Augusta
Gary Augusta
Title:	Chief Executive Officer

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Exhibit “C”

NON-DISCLOSURE AGREEMENT

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